SUB-ITEM 77Q3

AIM GLOBAL REAL ESTATE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2008
FILE NUMBER  811-05686
SERIES NO.:  12

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                 $28,941
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                 $ 2,521
       Class C                                                 $ 5,687
       Class R                                                 $   304
       Institutional Class                                     $ 1,184

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                 0.9019
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                 0.7943
       Class C                                                 0.7945
       Class R                                                 0.8663
       Institutional Class                                     0.9695

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                 33,870
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                 2,821
       Class C                                                 6,692
       Class R                                                   609
       Institutional Class                                     5,431

74V. 1 Net asset value per share (to nearest cent)
       Class A                                               $ 11.54
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                               $ 11.53
       Class C                                               $ 11.54
       Class R                                               $ 11.54
       Institutional Class                                   $ 11.53